UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2007
The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (801) 765-4999
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 18, 2007, The SCO Group, Inc. (the “Company”) received a Nasdaq Staff Determination letter (the “Determination”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market indicating that, as a result of the Company’s having filed for protection under Chapter 11 of the U.S. Bankruptcy Code, the Staff has determined, using its discretionary authority under Nasdaq Marketplace Rules 4300 and IM-4300, that the Company’s securities will be delisted from The Nasdaq Stock Market and that trading in the Company’s common stock will be suspended unless the Company files an appeal of the Determination. The Company currently intends to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to review the Determination. There can be no assurance that the Panel will grant the Company’s request for continued listing.
The Company issued a press release on September 19, 2007 in connection with the notification, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 13, 2007, the Board of Directors (the “Board”) of The SCO Group, Inc. (the “Company”), approved an increase in the base salary of Ryan E. Tibbitts. Mr. Tibbitts' base salary will be increased from $160,000 per year to $210,000 per year, effective as of September 3, 2007. In recognition of the significant contributions Mr. Tibbitts has made to the Company, the Board also approved a discretionary bonus of $50,000, net of taxes, to be paid to Mr. Tibbitts.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release issued by The SCO Group, Inc., dated September 19, 2007.
Forward Looking Statements
The statements contained in this press release regarding the Company’s intention to request a hearing before a Nasdaq Listing Qualifications Panel are forward-looking statements and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks and uncertainties. We wish to advise readers that a number of important factors could cause actual results to differ materially from historical results or those anticipated in such forward-looking statements. These factors include, but are not limited to, outcomes and developments of our Chapter 11 case, court rulings in our bankruptcy proceedings, the impact of the bankruptcy proceedings on our other pending litigation, and our cash balances and available cash. These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s periodic and current filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended October 31, 2006 and Forms 10-Q for the fiscal quarters ended January 31, 2007, April 30, 2007 and July 31, 2007, and future filings with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 19, 2007

THE SCO GROUP, INC.
By:	/s/ Bert B. Young
Name:	Bert B. Young
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by The SCO Group, Inc., dated September 19, 2007